UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2016

Angie’s List, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street Indianapolis, IN 46202
(Address of principal executive offices, including zip code)

(888) 888-5478
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with Angie’s List, Inc.’s (the “Company”) previously articulated strategy to remove its ratings and reviews paywall, the Company has amended certain terms of its financing agreement. On June 10, 2016, the Company entered into the First Amendment to Financing Agreement (the “First Amendment”), by and among the Company and each of its wholly owned subsidiaries (each a “Guarantor”), TCW Asset Management Company, as administrative agent and collateral agent (“Agent”), and the lenders party thereto, which amends the Financing Agreement, dated September 26, 2014 (the “Financing Agreement”), among the Company, the Guarantors, the Agent and the lenders party thereto. The First Amendment amends the Financing Agreement to, among other things, (i) extend the commencement of the Company’s repayment obligations from September 30, 2016 to September 30, 2017; (ii) revise the financial covenants for Consolidated EBITDA for periods ending after June 30, 2016, (iii) revise the liquidity financial covenant related to the minimum required Qualified Cash (as defined in the Financing Agreement) from $10,000,000 to $30,000,000; (iv) remove the financial covenant related to minimum required Membership Revenue (as defined in the Financing Agreement) for periods ending after March 31, 2016; and (v) modify the basis for the calculation of the applicable interest rate.

On June 10, 2016, AL Real Estate Holdings, LLC, an Indiana limited liability company and wholly owned subsidiary of the Company (“Mortgagor”), entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing to and for the benefit of Agent (the “Mortgage”). The Mortgage incorporates recently acquired property located at 1050 East Washington Street and 1122 East Washington Street in Indianapolis, Indiana, by Mortgagor, as Collateral (as defined in the Financing Agreement) under the Financing Agreement.

The foregoing descriptions of the First Amendment and the Mortgage do not purport to be complete and are qualified in their entirety by reference to the First Amendment and the Mortgage, copies of which are attached hereto as Exhibit 10.01 and 10.02, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The virtual annual meeting of the stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held on June 14, 2016. 51,994,697 shares of Angie’s List common stock were present at the Meeting, representing 88.67% of a total of 58,641,005 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the five Class II nominees as directors of Angie's List:

	For	Withheld	Broker Non-Votes
George D. Bell	42,374,816	60,505	9,559,376
Angela R. Hicks Bowman	41,740,601	694,720	9,559,376
Steven M. Kapner	42,058,931	376,390	9,559,376
David B. Mullen	28,097,658	14,337,663	9,559,376
Michael D. Sands	42,374,716	60,605	9,559,376

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie's List for the fiscal year ending December 31, 2016:

For	Against	Abstain
51,696,912	211,537	86,248

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
42,311,280	102,935	21,106	9,559,376

Angie's List will include a stockholder advisory vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of the executive compensation vote.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Exhibit Description
10.01
First Amendment to Financing Agreement, dated as of June 10, 2016, by and among Angie's List, Inc., subsidiaries of Angie's List, Inc., the lenders party thereto and TCW Asset Management Company as Collateral Agent and Administrative Agent

10.02	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 10, 2016, by AL Real Estate Holdings, LLC to and for the benefit of TCW Asset Management Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016

ANGIE'S LIST, INC.
/s/ SHANNON M. SHAW
By: Shannon M. Shaw
Its: Chief Legal Officer & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.01
First Amendment to Financing Agreement, dated as of June 10, 2016, by and among Angie's List, Inc., subsidiaries of Angie's List, Inc., the lenders party thereto and TCW Asset Management Company as Collateral Agent and Administrative Agent

10.02	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of June 10, 2016, by AL Real Estate Holdings, LLC to and for the benefit of TCW Asset Management Company